UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2009 (December 21, 2009)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2009 (the “Effective Date”), R.E. Gas Development, LLC (“R.E. Gas”), a wholly-owned subsidiary of Rex Energy Corporation, and Stonehenge Energy Resources, L.P. (“Stonehenge”), formed Keystone Midstream Services, LLC (the “Keystone Midstream”), a midstream joint venture (the “Joint Venture”) principally focused on building, operating and owning a high pressure gathering system and cryogenic gas processing plant in Butler County, Pennsylvania. A copy of the press release announcing the formation of the Joint Venture is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Stonehenge is a portfolio company of Energy Spectrum Capital, a leading private equity firm focused exclusively on the energy industry with over $1 billion in assets under management, and was formed in 2007 to design, build, own and operate midstream assets, such as natural gas gathering, treating and processing facilities.

Pursuant to the terms of the limited liability company agreement (the “LLC Agreement”) and contribution agreement (the “Contribution Agreement”) that R.E. Gas, Stonehenge and Keystone Midstream entered into at the time of the formation of the Joint Venture, (a) R.E. Gas contributed to Keystone Midstream (i) a 16.3% undivided interest in a skid-mounted cryogenic natural gas processing plant (the “Gas Processing Plant”) valued at $740,000 and (ii) an option to purchase R.E. Gas’s existing gas gathering system in Butler Country, Pennsylvania (the “Gas Gathering System”) valued at $1,800,000, and (2) Stonehenge contributed to Keystone Midstream the remaining 83.7% undivided interest in the Gas Processing Plan valued at $3,810,000. The Gas Gathering System currently connects natural gas wells, in which R.E. Gas owns an interest, to a refrigeration plant owned and operated by R.E. Gas in Butler County, Pennsylvania. After acquiring the necessary governmental approvals and exercising its option to purchase the Gas Gathering System, Keystone Midstream intends to construct the Gas Processing Plant at a location near R.E. Gas’s refrigeration plant and connect the Gas Gathering System to the Gas Processing Plant.

Set forth below is a summary of the material terms and provisions of the LLC Agreement and the Contribution Agreement, as well as the Gas Gathering, Compression and Processing Agreement (the “Processing Agreement”) that was entered into by R.E. Gas, Keystone Midstream and Rex Energy Corporation at the time of forming the Joint Venture.

LLC Agreement

R.E. Gas owns a 40% ownership interest, and Stonehenge owns a 60% ownership interest, in Keystone Midstream. The LLC Agreement provides that:

•

Management of Keystone Midstream. The business and affairs of Keystone Midstream is managed by its sole manager (the “Manager”). Stonehenge was appointed as the initial Manager, and shall serve as Manager until its earlier resignation or removal. The Manager may be removed for any reason or for no reason upon the unanimous approval of the members (including Stonehenge). The Manager must be a member of Keystone Midstream. The compensation of the Manager, if any, shall be approved upon the unanimous approval of the members. Currently, Stonehenge is not receiving any compensation for serving as Manager.

•

Annual Business Plan. Each year, the Manager shall present a business plan (the “Annual Plan”) for the unanimous approval of the members, which sets out the estimated receipts (including any additional capital contributions), expenditures (capital, operating or otherwise) and reserves of Keystone Midstream for the next fiscal year. The Annual Plan for 2010 calls for an initial cash investment of up to $25 million by R.E. Gas and Stonehenge. The costs of operating the Joint Venture are shared among Keystone Midstream’s members and any other equity owners (collectively, the “Equity Owners”) in accordance with their ownership interests, which initially is 40% by R.E. Gas and 60% by Stonehenge.

•

Additional Capital Contributions. The Equity Owners are required to make such additional capital contributions to Keystone Midstream as set forth in the then-effective Annual Plan. In the event an Equity Owner fails to make a required capital contribution, among other things, the Equity Owners’ interests in Keystone Midstream may be adjusted as provided in the LLC Agreement.

•	Distributions. At least quarterly, Keystone Midstream shall distribute distributable cash to the Equity Owners in accordance with their ownership interests.

•

Indemnity. Keystone Midstream shall indemnify the Manager and its affiliates for any losses in connection with the establishment, management or operations of Keystone Midstream to the maximum extent permitted under the Delaware Limited Liability Company Act; provided, that no indemnity shall be provided for losses resulting from the Manager’s or its affiliates’ gross negligence, fraud, deceit or willful misconduct. The Manager and its affiliates are also generally entitled to the advancement of legal and other expenses incurred in defending any claim, demand, action, suit or proceeding covered by the indemnity provisions of the LLC Agreement.

•

Transferability of Ownership Interests. Except for certain permitted Transfers (as defined below), the Equity Owners are subject to certain limitations and prohibitions on selling, assigning, transferring, pledging or hypothecating (each a “Transfer”) their ownership interests in Keystone Midstream. In general, each Transfer of an ownership interest in Keystone Midstream must, among other requirements, be approved by all of the non-transferring members of Keystone Midstream, which approval may not be unreasonably withheld.

•	Issuance of Additional Ownership Interests. Keystone Midstream may issue additional ownership interests upon the unanimous approval of the members.

The foregoing summary of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Contribution Agreement

As part of forming the Joint Venture, R.E. Gas, Stonehenge and Keystone Midstream entered into the Contribution Agreement. Pursuant to the terms of the Contribution Agreement:

•	Stonehenge sold to R.E. Gas a 16.3% undivided interest in the Gas Processing Plant in exchange for a cash payment of $740,000.

•

In exchange for a 40% ownership interest in Keystone Midstream, R.E. Gas contributed to Keystone Midstream (a) the 16.3% undivided interest in the Gas Processing Plant, and (b) an option to purchase the Gas Gathering System (the “Pipeline Purchase Option”) from R.E. Gas for a purchase price of one dollar. The Pipeline Purchase Option is exercisable for three years following the Effective Date. The complete terms and conditions of the Pipeline Purchase Option are set forth in the Pipeline Option Agreement attached as Exhibit F to the Contribution Agreement.

•	In exchange for a 60% ownership interest in Keystone Midstream, Stonehenge contributed to Keystone Midstream the remaining 83.7% undivided interest in the Gas Processing Plant.

As part of the above transactions, R.E. Gas retained certain obligations and liabilities relating to the Gas Gathering System and Stonehenge retained certain obligations and liabilities relating to the Gas Processing Plant (the Gas Gathering System and the Gas Processing Plant are collectively referred to herein as the “Contributed Assets”). The Contribution Agreement contains customary and negotiated representations, warranties and post-closing covenants regarding the Contributed Assets, including R.E. Gas securing new rights-of-way used for the Gas Gathering System and certain indemnification covenants.

R.E. Gas is in the process of acquiring specific real estate (the “Plant Site”) upon which the Gas Processing Plant is contemplated to be operated by Keystone Midstream. If R.E. Gas acquires the Plant Site within 30 days of the Effective Date, R.E. Gas and Keystone Midstream will enter into a site lease substantially in the form attached as Exhibit E to the Contribution Agreement (the “Site Lease”). The Site Lease contains terms customary for commercial land leases, including terms relating to acceptance, access and use of land, covenants, indemnities, events of default and remedies. Under the terms of the Site Lease, the lease shall terminate on the earlier of (a) the termination of the Processing Agreement, as further discussed below or (b) subject to any cure rights, an event of default by Keystone Midstream as further described in the Site Lease.

Under the terms of the Contribution Agreement, if R.E. Gas is unable to close on the acquisition of the Plant Site within 30 days following the Effective Date, then Keystone Midstream shall endeavor for a period of 120 days thereafter (the “120-Day Period”) to identify and acquire an alternative site (the “Alternative Site”) for the Gas Processing Plant. While Keystone Midstream attempts to acquire an Alternative Site during the 120-Day Period, R.E. Gas may continue to attempt to acquire the Plant Site and if the Plant Site is so acquired within the 120-Day Period, then R.E. Gas and Keystone Midstream will enter into the Site Lease. If, within the time set forth above, the Plant Site cannot be acquired by R.E. Gas, but Keystone Midstream can acquire an Alternative Site under conditions that will permit Keystone Midstream to perform under the Processing Agreement, and R.E. Gas and Keystone Midstream can agree upon any revisions to the Processing Agreement that may be required to reflect any increase in costs and expenditures to Keystone Midstream as a result of installing the Gas Processing Plant at the Alternative Site, then Keystone Midstream will acquire the Alternative Site. If following the expiration of 150 days after the Effective Date, R.E. Gas has not acquired the Plant Site and Keystone Midstream has not acquired the Alternative Site, then either R.E. Gas or Stonehenge may terminate the Contribution Agreement and unwind the transactions contemplated in the LLC Agreement, the Contribution Agreement and the Processing Agreement without having any further obligations or liabilities to each other.

Under the terms of the Contribution Agreement, in the event Keystone Midstream exercises the Pipeline Purchase Option prior to the date that the Gas Processing Plant is put into operation by Keystone Midstream (the “In-Service Date”), R.E. Gas and Keystone Midstream will enter into the interim Gas Gathering Agreement attached as Exhibit G to the Contribution Agreement (the “Interim Gas Gathering Agreement”). Under the terms of the Interim Gas Gathering Agreement, Keystone Midstream will gather natural gas delivered by R.E. Gas from various gas wells in Butler County, Pennsylvania, and deliver such gas to R.E. Gas’s existing refrigeration plant in Butler County, Pennsylvania. R.E. Gas will pay Keystone Midstream a base gathering fee per Mcf of R.E. Gas’s natural gas gathered by Keystone Midstream. The Interim Gas Gathering Agreement will terminate on the In-Service Date. There are no minimum gas delivery requirements of R.E. Gas under the Interim Gas Gathering Agreement.

The foregoing summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference. The foregoing summaries of the Pipeline Purchase Option, Site Lease and the Interim Gas Gathering Agreement do not purport to be complete and are qualified in their entirety by reference to the Pipeline Option Agreement, Site Lease and the Interim Gas Gathering Agreement, copies of which are filed as Exhibit F, Exhibit E and Exhibit G, respectively, to the Contribution Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Processing Agreement

As part of forming the Joint Venture, R.E. Gas, Keystone Midstream and Rex Energy Corporation entered into the Processing Agreement. Under the terms of the Processing Agreement, commencing upon the In-Service Date, Keystone Midstream will receive, gather, compress, process and redeliver all of R.E. Gas’s natural gas produced from a designated area. Subject to R.E. Gas’s right to take in kind its share of residue gas and plant products, Keystone Midstream will also market R.E. Gas’s share of residue gas and plant products.

Keystone Midstream has granted R.E. Gas priority capacity rights as to 20 MMcf per day of processing capacity at the Gas Processing Plant during the first 12 months following the In-Service Date, and 40 MMcf per day of processing capacity thereafter, or at such time as the Gas Processing Plant has capacity to process 40 MMcf per day, whichever is later. R.E. Gas has committed to deliver all of its natural gas production in a designated area for processing at the Gas Processing Plant, which covenant shall “run with the land.” Notwithstanding the above, if the Gas Processing Plant is not in service and capable of processing a minimum of 20 MMcf per day by January 1, 2011 (subject to reasonable extension due to certain potential delays), then all of R.E. Gas’s natural gas will be released from its commitment to Keystone Midstream under the terms of the Processing Agreement.

Keystone Midstream has agreed to pay R.E. Gas a base percentage of the “net sales price” attributable to R.E. Gas’s share of residue gas and plant products processed at the Gas Processing Plant and sold by Keystone Midstream. R.E. Gas is obligated to pay Keystone Midstream a specified penalty whenever the monthly volume of gas delivered to the Gas Processing Plant by R.E. Gas is less than its then-applicable priority capacity rights. In addition to all other compensation due to Keystone Midstream under the Processing Agreement, R.E. Gas must pay Keystone Midstream a gathering fee initially equal to a base price per Mcf of R.E. Gas’s gas measured at the receipt points.

Rex Energy Corporation provided Keystone Midstream an absolute, continuing and irrevocable guaranty of all amounts due from R.E. Gas under the terms of the Processing Agreement.

The Processing Agreement has a term of 10 years commencing upon the In-Service Date and continuing each year thereafter until terminated by either party upon at least 12 months prior written notice.

The foregoing summary of the Processing Agreement does not purport to be complete and is qualified in its entirety by reference to the Processing Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Fourth Amendment to Credit Agreement and Related Agreements

On December 21, 2009, Rex Energy Corporation entered into a Fourth Amendment to Credit Agreement with KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto (the “Fourth Amendment”). The Fourth Amendment is effective as of December 18, 2009 and amends certain provisions of Rex Energy Corporation’s senior credit facility entered into on September 28, 2007, as amended by the First Amendment to Credit Facility, entered into on April 14, 2008, the Second Amendment to Credit Facility, entered into on January 5, 2009, and the Third Amendment to Credit Facility, entered into on April 24, 2009. The Fourth Amendment amends the senior credit facility to permit R.E. Gas to invest in Keystone Midstream an amount not to exceed $10,000,000 in cash and $1,800,000 million in property.

In connection with the Fourth Amendment, on December 21, 2009, R.E. Gas entered into an Assumption Agreement (the “Assumption Agreement”), effective as of December 18, 2009, wherein R.E. Gas agreed to become a party to that certain Guaranty and Collateral Agreement dated as of September 28, 2007 (the “Guaranty and Collateral Agreement”) and to assume all obligations and liabilities as a grantor and guarantor thereunder. In addition, on December 21, 2009, Rex Energy Corporation entered into a Supplement to the Guaranty and Collateral Agreement effective as of December 18, 2009 (the “Collateral Supplement”). Pursuant to the Collateral Supplement, Rex Energy Corporation pledged all of its membership interest in R.E. Gas as security for indebtedness under the senior credit facility.

The foregoing descriptions of the Fourth Amendment, the Assumption Agreement, the Collateral Supplement, the Guaranty and Collateral Agreement and the senior credit facility, as amended, do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements. Copies of the Fourth Amendment, the Assumption Agreement, and the Collateral Supplement are filed with this Current Report on Form 8-K as Exhibit 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. Copies of the senior credit facility and the Guaranty and Collateral Agreement were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to a Current Report on Form 8-K filed with the SEC on October 3, 2007. A copy of the First Amendment to Credit Facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 17, 2008, a copy of the Second Amendment to Credit Facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on January 9, 2009 and a copy of the Third Amendment to Credit Facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 27, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1*	Limited Liability Company Agreement of Keystone Midstream Services, LLC, dated December 21, 2009, by and among R.E. Gas Development, LLC, Stonehenge Energy Resources, L.P. and Keystone Midstream Services, LLC.

10.2*	Contribution Agreement, dated December 21, 2009, by and among R.E. Gas Development, LLC, Stonehenge Energy Resources, L.P. and Keystone Midstream Services, LLC.

10.3*	Gas Gathering, Compression and Processing Agreement, dated December 21, 2009, by and between R.E. Gas Development, LLC, Keystone Midstream Services, LLC and Rex Energy Corporation.

10.4	Fourth Amendment to Credit Agreement, effective as of December 18, 2009, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, and The Lenders Signatory Thereto.

10.5	Assumption Agreement effective as of December 18, 2009 made by R.E. Gas Development, LLC in favor of KeyBank National Association, as Administrative Agent, and the Lenders Party to the Credit Agreement.

10.6	Supplement to Guaranty and Collateral Agreement effective as of December 18, 2009 made by Rex Energy Corporation in favor of KeyBank National Association, as Administrative Agent, and the Lenders Party to the Credit Agreement.

99.1	Press Release of Rex Energy Corporation dated December 22, 2009.

*	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt President and Chief Executive Officer

Date: December 28, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1*	Limited Liability Company Agreement of Keystone Midstream Services, LLC, dated December 21, 2009, by and among R.E. Gas Development, LLC, Stonehenge Energy Resources, L.P. and Keystone Midstream Services, LLC.

10.2*	Contribution Agreement, dated December 21, 2009, by and among R.E. Gas Development, LLC, Stonehenge Energy Resources, L.P. and Keystone Midstream Services, LLC.

10.3*	Gas Gathering, Compression and Processing Agreement, dated December 21, 2009, by and between R.E. Gas Development, LLC, Keystone Midstream Services, LLC and Rex Energy Corporation.

10.4	Fourth Amendment to Credit Agreement, effective as of December 18, 2009, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, and The Lenders Signatory Thereto.

10.5	Assumption Agreement effective as of December 18, 2009 made by R.E. Gas Development, LLC in favor of KeyBank National Association, as Administrative Agent, and the Lenders Party to the Credit Agreement.

10.6	Supplement to Guaranty and Collateral Agreement effective as of December 18, 2009 made by Rex Energy Corporation in favor of KeyBank National Association, as Administrative Agent, and the Lenders Party to the Credit Agreement.

99.1	Press Release of Rex Energy Corporation dated December 22, 2009.

*	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.